SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 21, 2005

Date of Report

(Date of Earliest Event Reported)

Synovus Financial Corp.

(Exact Name of Registrant as Specified in its Charter)

Georgia (State of Incorporation)	1-10312 (Commission File Number)	58-1134883 (IRS Employer Identification No.)

1111 Bay Avenue, Suite 500, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)

(706) 649-2267

(Registrant's telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Total System Services, Inc. (“TSYS”) is an 81% owned electronic payment processing subsidiary of Synovus Financial Corp. (“Synovus”). On December 21, 2005, TSYS announced that it received official notification from Bank of America of its intent, pending its acquisition of MBNA, to shift the processing of its consumer card portfolio in house in October of 2006. TSYS expects to continue providing commercial and small business card processing for Bank of America and MBNA, as well as merchant processing services for Bank of America, according to the terms of the existing agreements for those services. Bank of America will pay a termination fee related to the deconversion of the consumer portfolio.

Including reimbursable items, TSYS projects an annualized revenue loss of approximately $239 million upon deconversion of the consumer card portfolio that Bank of America intends to move in house, or approximately 14.9% of TSYS’ and 8.3% of Synovus’ projected revenues (including reimbursable items) in 2005. Excluding reimbursable items, TSYS projects an annualized revenue loss of approximately $140 million upon deconversion of the consumer card portfolio that Bank of America intends to move in house. The revenue loss of $140 million represents approximately 10.9% of TSYS’ and 5.5% of Synovus’ projected revenues (excluding reimbursable items) in 2005.

TSYS’ press release in connection with the announcement, which release contains financial projections pertaining to the announcement, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

	(c)	Exhibits
	Exhibit No.	Description
	99.1	TSYS’ press release dated December 21, 2005

This report contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Private Securities Litigation Reform Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding TSYS’ expectation that it will continue providing commercial and small business card processing services to Bank of America and MBNA and merchant processing services to Bank of America, TSYS’ financial projections pertaining to total revenues and revenues derived from Bank of America in 2005, and TSYS’ and Synovus’ projections as to the estimated dollar amount of annualized revenue loss and percentage of 2005 projected revenues as a result of Bank of America shifting the processing of its consumer card portfolio in house. These statements are based on the current beliefs and expectations of TSYS’, and where applicable Synovus’, management and are subject to significant risks and uncertainties. Actual results may differ materially form those contemplated by the forward-looking statements in this report. Many of these risk factors are beyond TSYS’ and Synovus’ ability to control or predict. These factors include, but are not limited to, Bank of America determines to terminate the existing agreements for commercial and small business card processing and merchant processing services. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Synovus and TSYS do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP. (“Synovus”)

Dated: December 21, 2005	By:/s/ Kathleen Moates Kathleen Moates Senior Deputy General Counsel

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